                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               ALLIANCE BANCORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                     [LETTERHEAD OF LIBERTY FEDERAL BANK]


May 19, 1999



Dear Fellow Employee,

For your information, we have scheduled our annual meeting for June 23rd 1999. At that meeting, five of our directors are up for re-election.

One of our stockholders, not affiliated with any bank, is La Salle Financial Partners. They control slightly less than 5% of our stock. They want to elect three of their directors to the Board to try to put our company up for sale. They apparently believe that a sale is the only way to make a profit for their investors and repay the loans they took to buy our stock.

Our directors are highly qualified and very aware of what is in the best interests of our shareholders. They do not need the involvement of single-purpose stockholders such as La Salle Financial Partners. The Board and management regularly consider alternatives to further enhance shareholder value. They don't believe a "fire sale" proposal is in the best interest of employees or shareholders.

As you know, over the last two years, we have combined three strong and profitable financial institutions which we feel has improved our ability to compete and respond to the changes in the Chicago banking market. We are confident that our strategic plan will build on our many strengths and lead to even greater success in the future. We will continue to deliver value and long-term returns to our shareholders.

We realize that a stockholder seeking representation on the Board for the sole purpose of forcing a sale of the company can be very distracting. We urge you, though, to remain focused on your jobs. You are doing a great job and we commend you for your efforts and ask that you keep up the good work.

We suspect that you will hear more from the "outside" shareholder over the next several weeks. We do have a game plan to get our qualified directors re-elected and we will make every effort to keep you informed. If you have any questions or comments, please feel free to contact us. Thank you again for you hard work, support, and your commitment to Liberty Federal and its subsidiaries. We look to the future, as should you, with confidence.


Sincerely,


/s/ Kenne P. Bristol                    /s/ Fredric G. Novy
--------------------                    -------------------
Kenne P. Bristol                        Fredric G. Novy
President and CEO                       Chairman of the Board
